Exhibit 99.2

LETTER OF TRANSMITTAL

CAMBRIA ACQUISITION CORP.,

a direct wholly-owned subsidiary of

TESLA, INC.

to Exchange Each Outstanding Share of Common Stock of

MAXWELL TECHNOLOGIES, INC.

for

$4.75 in Fair Market Value of Shares of Common Stock of Tesla, Inc.

(subject to the minimum described in the prospectus/offer to exchange and this letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., EASTERN TIME, AT THE END OF MARCH 19, 2019, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on security position listing)	Shares Tendered (Attach additional signed list if necessary. See Instruction 3)
Total Number of Shares Tendered (book entry shares and Direct Registration Shares)(2)

Total Shares

The Depositary and Exchange Agent for the offer is:

By Mail:	By Express Mail or Overnight Delivery:

Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare C/O Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE EXCHANGE AGENT.

THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY AND IN THEIR ENTIRETY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

The offer (described below) is not being made to (nor will tender of shares be accepted from or on behalf of) stockholders in any jurisdiction where it would be illegal to do so.

Ladies and Gentlemen:

Tesla, Inc., a Delaware corporation (“Tesla”), through its direct wholly-owned subsidiary Cambria Acquisition Corp., a Delaware corporation (the “Offeror”), is offering, upon the terms and subject to the conditions set forth in the prospectus/offer to exchange and in this letter of transmittal, to exchange each outstanding share of common stock of Maxwell Technologies, Inc., a Delaware corporation (“Maxwell”), par value $0.10 per share (the “Maxwell Common Stock”) for a fraction of a share of Tesla’s common stock, par value $0.001 per share (“Tesla Common Stock”) equal to the quotient (rounded to four decimal places) obtained by dividing $4.75 by the volume weighted average of the daily volume weighted average of the trading price of one (1) share of Tesla Common Stock as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on and including the second trading day immediately preceding the expiration of the offer, subject to the minimum, plus cash in lieu of any fractional shares of Tesla Common Stock, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and this letter of transmittal, together with any amendments or supplements thereto, the “offer”).

This letter of transmittal is to be used for tendering shares of Maxwell Common Stock to the Offeror pursuant to the offer. Maxwell stockholders may use this letter of transmittal to tender shares of Maxwell Common Stock held in electronic book-entry form, except that return of this letter of transmittal to the exchange agent is not required if a message is transmitted by The Depository Trust Company (“DTC”) to, and is received by, Computershare Trust Company, N.A. (the “exchange agent”), forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the shares that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of this letter of transmittal and that the Offeror may enforce this agreement against such participant (an “Agent’s Message”). In each case, tendering Maxwell stockholders should follow the other instructions set forth in this letter of transmittal and in the prospectus/offer to exchange, dated February 20, 2019 (the “prospectus/offer to exchange”), including the section of the prospectus/offer to exchange entitled “The Offer—Procedure for Tendering.”

The offer is scheduled to expire at 11:59 p.m., Eastern Time, at the end of March 19, 2019, unless extended or terminated. “Expiration of the offer” means 11:59 p.m., Eastern Time, at the end of March 19, 2019, unless and until the Offeror has extended the period during which the offer is open, subject to the terms and conditions of the Agreement and Plan of Merger, dated as of February 3, 2019, by and among Tesla, the Offeror and Maxwell, in which event the term “expiration of the offer” means the latest time and date at which the offer, as so extended by the Offeror, will expire. The Offeror is not providing for guaranteed delivery procedures. Accordingly, Maxwell stockholders must allow sufficient time for the necessary tender procedures to be completed during normal business hours prior to the expiration of the offer.

By signing and returning this letter of transmittal, or through delivery of an Agent’s Message, the undersigned elects to tender his, her or its shares of Maxwell Common Stock pursuant to the foregoing.

Upon the terms and subject to the conditions of the offer (and, if the offer is extended, amended, supplemented or earlier terminated, the terms or the conditions of any such extension, amendment, supplement or termination), and subject to and effective upon acceptance for exchange of the shares of Maxwell Common Stock tendered herewith in accordance with the terms of the offer, the undersigned hereby (i) sells, assigns and transfers to or upon the order of the Offeror all right, title and interest in and to any and all of the shares of Maxwell Common Stock that are being tendered hereby (and any and all dividends, distributions, rights, other shares of Maxwell Common Stock or other securities issued or issuable in respect thereof on or after the date hereof (or on or after the date of the applicable Agent’s Message) (collectively, “Distributions”)) and (ii) irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the undersigned with respect to such shares of Maxwell Common Stock (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (1) transfer ownership of such shares of Maxwell Common Stock (and any and all Distributions) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (2) present such shares of Maxwell Common Stock (and any and all Distributions) for transfer on the books of Maxwell and (3) receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Maxwell Common Stock (and any and all Distributions), all in accordance with the terms of the offer. For clarity, unless and until the Offeror has accepted the shares of Maxwell Common Stock for exchange in the offer, the foregoing sale, assignment, transfer and appointment shall have no effect and shall be deemed not to have any effect.

Subject to the following provisions of this paragraph, the undersigned hereby irrevocably appoints the designees of the Offeror as the undersigned’s agents, attorneys-in-fact and proxies, each with full power of substitution, to exercise to the full extent the rights of the undersigned with respect to all of the shares of Maxwell Common Stock tendered hereby (and any and all Distributions) that have been accepted for exchange by the Offeror. All such powers of attorney and proxies shall be considered irrevocable and coupled with an interest in the tendered shares of Maxwell Common Stock (and any and all Distributions); provided that such appointment will be effective when, and only to the extent that, the Offeror accepts such shares of Maxwell Common Stock for exchange and deposits with the exchange agent the transaction consideration for such shares of Maxwell Common Stock. Such acceptance for exchange will, without further action, revoke any prior powers of attorney and proxies given by the undersigned at any time with respect to such shares of Maxwell Common Stock (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given or executed by the undersigned with respect to such tendered shares of Maxwell Common Stock (and, if given or executed, will not be deemed effective). The designees of the Offeror will, with respect to such shares of Maxwell Common Stock (and any and all Distributions) for which the appointment is effective, be empowered to exercise all voting, consent and other rights of such stockholder with respect to such stockholder’s shares of Maxwell Common Stock as they in their discretion may deem proper at any annual or special meeting of Maxwell stockholders or any adjournment or postponement thereof, by written consent in lieu of any such meeting or otherwise. The Offeror reserves the right to require that, in order for such shares of Maxwell Common Stock to be deemed validly tendered, immediately upon the Offeror’s acceptance of such shares of Maxwell Common Stock for exchange, the Offeror must be able to exercise full voting, consent and other rights with respect to such shares of Maxwell Common Stock (and any and all Distributions). For clarity, unless and until the Offeror has accepted the shares of Maxwell Common Stock for exchange in the offer, the foregoing appointment and provisions of this paragraph shall have no effect and shall be deemed not to have any effect.

The undersigned hereby represents and warrants that (1) the undersigned owns the tendered shares of Maxwell Common Stock (and any and all other shares of Maxwell Common Stock or other securities issued or issuable in respect of such shares of Maxwell Common Stock); (2) the undersigned has the full power and authority to tender, sell, assign and transfer the tendered shares of Maxwell Common Stock (and any and all Distributions); and (3) when the same are accepted for exchange by the Offeror, the Offeror will acquire good and unencumbered title to the same number of shares of Maxwell Common Stock as are tendered hereby, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned, upon request, will execute and deliver all additional documents deemed by the exchange agent or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the shares of Maxwell Common Stock tendered hereby (and any and all Distributions). In addition, the undersigned will remit and transfer promptly to the exchange agent for the account of the Offeror all Distributions in respect of the shares of Maxwell Common Stock tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, the Offeror will be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire consideration payable in the offer in respect of the shares of Maxwell Common Stock tendered hereby or deduct from such consideration the amount or value of such Distribution as determined by the Offeror in its sole discretion.

All authority herein conferred or agreed to be conferred will survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder will be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the prospectus/offer to exchange, this tender is irrevocable.

The undersigned understands that the acceptance for payment by the Offeror of shares of Maxwell Common Stock will constitute a binding agreement between the undersigned and the Offeror upon the terms of and subject to the conditions to the offer (and, if the offer is extended, amended, supplemented or earlier terminated, the terms or the conditions of any such extension, amendment, supplement or termination). The undersigned recognizes that, under the circumstances set forth in the prospectus/offer to exchange, the Offeror may not be required to accept for exchange any of the shares of Maxwell Common Stock tendered hereby.

The undersigned understands that the delivery and surrender of shares of Maxwell Common Stock that the undersigned has tendered are not effective, and the risk of loss of such shares of Maxwell Common Stock does not pass to the exchange agent, unless and until the exchange agent receives this letter of transmittal, properly completed and duly executed, or an Agent’s Message, together with all accompanying evidences of authority in form satisfactory to the Offeror and any other required documents. THE UNDERSIGNED UNDERSTANDS THAT THE OFFEROR’S INTERPRETATION OF THE TERMS AND CONDITIONS OF THE OFFER (INCLUDING THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS HERETO) WILL BE FINAL AND BINDING TO THE FULLEST EXTENT PERMITTED BY LAW. ALL QUESTIONS AS TO THE FORM OF DOCUMENTS AND THE VALIDITY, FORM, ELIGIBILITY (INCLUDING TIME OF RECEIPT) AND ACCEPTANCE FOR EXCHANGE OF ANY SHARES OF MAXWELL COMMON STOCK WILL BE DETERMINED BY THE OFFEROR IN ITS DISCRETION, WHICH DETERMINATION WILL BE FINAL AND BINDING TO THE FULLEST EXTENT PERMITTED BY LAW. The undersigned also understands that no tender of shares of Maxwell Common Stock will be deemed validly made until all defects and irregularities with respect thereto have been cured or waived. In addition, the undersigned understands that none of the Offeror, Tesla, Maxwell or any of their respective affiliates or assigns, the exchange agent or the information agent identified on the back page of this letter of transmittal or any other person is or will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification.

Unless otherwise indicated under “Special Issuance or Payment Instructions,” the undersigned hereby requests that the shares of Tesla Common Stock and a check for cash paid in lieu of a fractional share of Tesla Common Stock, and the return of any shares of Maxwell Common Stock not tendered or not accepted for exchange, be in the name(s) of the undersigned and by credit to the applicable account at DTC. The undersigned recognizes that the Offeror has no obligation, pursuant to the “Special Issuance or Payment Instructions,” to transfer any shares of Maxwell Common Stock from the name of the registered holder(s) thereof if the Offeror does not accept for exchange such shares of Maxwell Common Stock so tendered.

Similarly, unless otherwise indicated under “Special Delivery Instructions,” the undersigned hereby requests that the certificates for shares of Tesla Common Stock (or, at Tesla’s election, evidence of book-entry of Tesla Common Stock) and/or a check for cash paid in lieu of a fractional share of Tesla Common Stock be delivered to the undersigned at the address(es) of the registered holder(s). In the event that the boxes titled “Special Issuance or Payment Instructions” and “Special Delivery Instructions” are both completed, the undersigned hereby requests that the certificates for shares of Tesla Common Stock (or, at Tesla’s election, evidence of book-entry of Tesla Common Stock) and a check for cash paid in lieu of a fractional share of Tesla Common Stock be issued in the name(s) of and delivered to the person(s) so indicated.

SPECIAL ISSUANCE OR PAYMENT INSTRUCTIONS

(See Instructions 1, 4, 5 and 6)

To be completed ONLY if the shares of Tesla Common Stock and/or the check for cash payable pursuant to the offer (less applicable withholding taxes and without interest) are to be issued in the name of someone other than the registered holder(s) listed above in the box titled “Description of Shares Tendered.”

Issue as follows:

Name
(Please Print)

Address

(Include Zip Code)

Area Code and Telephone No.

Taxpayer Identification or Social Security No.

(Also complete the enclosed IRS Form W-9 or an

appropriate IRS Form W-8, as applicable)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 4 and 6)

To be completed ONLY if the shares of Tesla Common Stock and/or the check for cash payable pursuant to the offer (less applicable withholding taxes and without interest) are to be sent to an address other than the address(es) of the registered holder(s) listed above in the box titled “Description of Shares Tendered.”

Mail as follows:

Name
(Please Print)

Address

(Include Zip Code)

Area Code and Telephone No.

IMPORTANT

STOCKHOLDER: SIGN HERE

(Please complete and return the enclosed IRS Form W-9 or an appropriate IRS Form W-8, as applicable)

SIGN HERE:

Sign Here:
Signature(s) of Holder(s) of Shares

Sign Here:
Signature(s) of Holder(s) of Shares

Date

Name
(Please Print)

Capacity (full title)

Address
(Include Zip Code)

Area Code and Telephone No.

Tax Identification or Social Security No. (See enclosed IRS Form W-9)

(Must be signed by registered holder(s) exactly as name(s) appear(s) on a security position listing or by person(s) authorized to become registered holder(s) by documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.)

Guarantee of Signature(s)

(If Required—See Instructions 1 and 4)

Authorized Signature

Name:

Name of Firm

Address
(Include Zip Code)

Area Code and Telephone No.

Date

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. Guarantee of Signatures. No signature guarantee is required on this letter of transmittal (1) if this letter of transmittal is signed by the registered holder(s) (which term, for purposes of this document, includes any participant in DTC’s systems whose name(s) appear(s) on a security position listing as the owner(s) of the shares of Maxwell Common Stock) of shares of Maxwell Common Stock and such holder(s) have not completed either the box titled “Special Issuance or Payment Instructions” or the box titled “Special Delivery Instructions” on this letter of transmittal or (2) if shares of Maxwell Common Stock are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in the Security Transfer Agents Medallion Program or by any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “eligible institution”). In all other cases, all signatures on this letter of transmittal must be guaranteed by an eligible institution. See also Instruction 4.

2. Requirements of Tender. This letter of transmittal is to be completed and signed by Maxwell’s stockholders, with any required signature guarantees, and returned to the exchange agent, together a properly completed IRS Form W-9 or IRS Form W-8, as applicable, and any other documents required by this letter of transmittal or the exchange agent, except that this letter of transmittal does not need to be used if an Agent’s Message is utilized. An “Agent’s Message” is a message transmitted by DTC to, and received by, the exchange agent, forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the DTC participant tendering the shares that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of this letter of transmittal and that the Offeror may enforce this agreement against such participant. For a Maxwell stockholder to validly tender shares of Maxwell Common Stock pursuant to the offer, the exchange agent must receive prior to the expiration of the offer this letter of transmittal (or a manually signed facsimile thereof), properly completed and duly executed, together with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message, and any other documents required by this letter of transmittal or the exchange agent, at one of the exchange agent’s addresses set forth on the back cover of this letter of transmittal. See also the section of the prospectus/offer to exchange entitled “The Offer—Procedure for Tendering.”

THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE OPTION AND THE RISK OF THE TENDERING MAXWELL STOCKHOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. THE OFFEROR IS NOT PROVIDING FOR GUARANTEED DELIVERY PROCEDURES. ACCORDINGLY, MAXWELL STOCKHOLDERS MUST ALLOW SUFFICIENT TIME FOR THE NECESSARY TENDER PROCEDURES TO BE COMPLETED DURING NORMAL BUSINESS HOURS PRIOR TO THE EXPIRATION OF THE OFFER.

The Offeror will not accept any alternative, conditional or contingent tenders, and no fractional shares of Maxwell Common Stock will be accepted for exchange. By executing this letter of transmittal (or a manual facsimile thereof) or transmitting an Agent’s Message, the tendering stockholder waives any right to receive any notice of the acceptance for exchange of the tendered shares of Maxwell Common Stock.

3. Inadequate Space. If the space provided herein under “Description of Shares Tendered” is inadequate, the number of shares of Maxwell Common Stock tendered should be listed on a separate signed schedule and attached hereto.

4. Signatures; Stock Powers.

(a) Exact Signatures. If this letter of transmittal is signed by the registered holder(s) of the shares of Maxwell Common Stock tendered hereby, the signature(s) must correspond with the name(s) as written on the security position listing evidencing such shares of Maxwell Common Stock without any change whatsoever.

(b) Joint Holders. If any of the shares of Maxwell Common Stock tendered hereby are held of record by two or more persons, all such persons must sign this letter of transmittal.

(c) Different Names. If any of the shares of Maxwell Common Stock tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different registrations of such shares of Maxwell Common Stock.

(d) Stock Powers. If this letter of transmittal is signed by the registered holder(s) of the shares of Maxwell Common Stock tendered hereby, no separate stock powers are required unless the shares of Tesla Common Stock are to be issued to a person other than the registered holder(s). In all other cases, such stock powers are required, and signatures on any such stock powers must be guaranteed by an eligible institution as described under Instruction 1.

If this letter of transmittal or any stock power is executed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Offeror of such person so to act must be submitted.

5. Transfer Taxes. Except as otherwise provided in this Instruction 5, the Offeror or any successor entity thereto or designated affiliate thereof will pay any stock transfer tax with respect to the transfer of any shares of Maxwell Common Stock to it pursuant to the offer (for the avoidance of doubt, transfer taxes do not include U.S. federal income or withholding taxes). If, however, the consideration is to be paid to, or if security position listing(s) evidencing shares of Maxwell Common Stock not tendered or not accepted for exchange are to be issued in the name of, any person other than the registered holder(s), or if tendered security position listing(s) evidencing shares of Maxwell Common Stock are registered in the name of any person other than the person(s) signing this letter of transmittal, the Offeror will not be responsible for any transfer or other similar taxes (whether imposed on the registered holder(s) or such other person or otherwise) payable on account of any such issuance or transfer to such other person and no consideration shall be paid or issued in respect of such shares of Maxwell Common Stock pursuant to the offer unless evidence satisfactory to Tesla that such taxes have been paid or are not required to be paid is submitted.

6. Special Issuance or Payment and Delivery Instructions. If the certificates for shares of Tesla Common Stock (or, at Tesla’s election, evidence of book-entry of Tesla Common Stock) and/or a check for cash paid in lieu of a fractional share of Tesla Common Stock and any certificates for the shares of Maxwell Common Stock not tendered or not accepted for exchange (and any accompanying documents, as appropriate) are to be issued in the name of and/or delivered to a person other than the registered holder(s) listed above in the box titled “Description of Shares Tendered” or delivered to the registered holder(s) listed above in the box titled “Description of Shares Tendered” at an address other than that listed above in the box titled “Description of Shares Tendered,” the appropriate boxes on this letter of transmittal should be completed and the signature will need to be guaranteed as described under Instruction 1.

7. Tax Withholding. Under U.S. federal tax laws, the exchange agent may be required to withhold a portion of any payments made to certain Maxwell stockholders pursuant to the offer. In order to avoid such backup withholding, each Maxwell stockholder that is a United States person within the meaning of the Internal Revenue Code of 1986, as amended (a “United States person”), and, if applicable, each other payee that is a United States person, must provide the exchange agent with such stockholder’s or payee’s correct taxpayer identification number (“TIN”) and certify that such stockholder or payee is not subject to such backup withholding by completing the enclosed IRS Form W-9 or otherwise establish a basis for exemption from backup withholding. If the exchange agent is not provided with such stockholder’s or payee’s correct TIN or an adequate basis for exemption from backup withholding before payment is made, payments of cash made to such stockholder or payee may be subject to backup withholding at the applicable rate and such stockholder or payee may be subject to a penalty imposed by the Internal Revenue Service (the “IRS”). See the enclosed IRS Form W-9 and the instructions thereto for additional information.

Certain stockholders or payees (including, among others, corporations and certain foreign persons) are not subject to backup withholding. Exempt stockholders or payees that are United States persons should indicate their exempt status on the enclosed IRS Form W-9. A Maxwell stockholder or other payee that is not a United States person may qualify as an exempt recipient for purposes of United States federal backup withholding by providing the exchange agent with a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or other appropriate IRS Form W-8, signed under penalties of perjury, attesting to such stockholder’s foreign status or by otherwise establishing an exemption. An appropriate IRS Form W-8 may be obtained from the exchange agent or the IRS website (www.irs.gov). Failure to complete IRS Form W-9 or the appropriate IRS Form W-8 will not, by itself, cause shares of Maxwell Common Stock to be deemed invalidly tendered, but may require the exchange agent to withhold a portion of the amount of any payments made pursuant to the offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability, if any, of a person subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in the overpayment of taxes, a payee may claim a refund or credit by timely submitting the required information to the IRS. Tax matters can be complicated, and the tax consequences of the offer to a particular Maxwell stockholder will depend on such stockholder’s particular facts and circumstances. Maxwell stockholders should consult their own tax advisors to determine the specific consequences to them of tendering their shares of Maxwell Common Stock pursuant to the offer.

FAILURE TO COMPLETE AND RETURN THE ENCLOSED IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE PURSUANT TO THE OFFER.

8. Requests for Additional Copies. Questions and requests for assistance or additional copies of the prospectus/offer to exchange and this letter of transmittal should be directed to the information agent at its address and telephone number set forth on the back page of this letter of transmittal. Stockholders may also contact their brokers, dealers, commercial banks, trust companies or other nominees for assistance concerning the offer.

9. Waiver of Conditions. The Offeror reserves the absolute right to waive any condition of the offer to the extent permitted by applicable law except as specified in the prospectus/offer to exchange.

10. Irregularities. All questions as to form, validity, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Maxwell Common Stock and any notice of withdrawal will be determined by the Offeror in its sole discretion, which determinations shall be final and binding to the fullest extent permitted by law. The Offeror reserves the absolute right to reject any or all tenders of shares of Maxwell Common Stock it determines not to be in proper form or the acceptance of or exchange for which may, in the opinion of Offeror’s counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Maxwell Common Stock of any particular Maxwell stockholder, whether or not similar defects or irregularities are waived in the case of other Maxwell stockholders. No tender of shares of Maxwell Common Stock will be deemed to be properly made until all defects and irregularities with respect thereto have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Offeror shall determine. None of Tesla, the Offeror, Maxwell, their respective affiliates and associates, the exchange agent, the information agent or any other person is or will be obligated to give notice of any defects or irregularities in tenders of shares of Maxwell Common Stock, or to waive any such defect or irregularity, and none of them will incur any liability for failure to give any such notice or waiver. The Offeror’s interpretation of the terms and conditions of the offer, including this letter of transmittal, will be final and binding to the fullest extent permitted by law.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH ANY SIGNATURE GUARANTEES, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE EXCHANGE AGENT PRIOR TO THE EXPIRATION OF THE OFFER OR SHARES MUST BE DELIVERED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER, IN EACH CASE PRIOR TO THE EXPIRATION OF THE OFFER.

Facsimiles of this letter of transmittal, properly completed and duly signed, will be accepted. In such case, a copy of this letter of transmittal and any other required documents should be sent or delivered by each stockholder or such stockholder’s broker, dealer, commercial bank, trust company or other nominee to the exchange agent at one of its addresses set forth herein.

If the Offeror becomes aware of any jurisdiction in which the making of the offer or the tender of shares of Maxwell Common Stock in connection therewith would not be in compliance with applicable law, the Offeror will make a good faith effort to comply with any such law. If, after such good faith effort, the Offeror cannot comply with any such law, the offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of shares of Maxwell Common Stock in such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the offer to be made by a licensed broker or dealer, the offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

The Depositary & Exchange Agent for the offer is:

By Mail:	By Express Mail or Overnight Delivery:

Computershare C/O Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare C/O Voluntary Corporate Actions 250 Royall Street, Suite V Canton, MA 02021

Questions or requests for assistance may be directed to the information agent at its address and telephone number set forth below. Requests for additional copies of the prospectus/offer to exchange and this letter of transmittal may be directed to the information agent at the address and telephone number set forth below. Stockholders may also contact their broker, dealer, commercial bank or trust company for assistance concerning the offer.

The information agent for the offer is:

1290 Avenue of the Americas, 9th Floor

New York, NY 10104

Stockholders Call Toll Free: (888) 643-8150